Exhibit 10.40

SECOND AMENDMENT TO LEASE

This Second Amendment to Lease (this “Second Amendment”) is made as of March 31, 2023, by and between ARE-NC REGION NO. 14, LLC, a Delaware limited liability company (“Landlord”), and BEAM THERAPEUTICS INC., a Delaware corporation (“Tenant”).

RECITALS

A. Landlord and Tenant are parties to that certain Lease Agreement dated as of August 11, 2020, as amended by that certain First Amendment to Lease dated as of June 23, 2022 (as amended, the “Lease”), wherein Landlord leases to Tenant that building containing approximately 100,000 rentable square feet (the “Premises”) to be known as 10 Davis Drive, Durham, North Carolina, as more particularly described in the Lease. Capitalized terms used herein without definition shall have the meanings defined for such terms in the Lease.

B. The (i) Architect re-measured the Building as contemplated pursuant to Section 5 of the Lease confirming the rentable square footage of the Building as 100,000 rentable square feet, and (ii) the square footage of the existing Project Amenities has been determined, resulting in an adjustment to the rentable square footage of the Project.

C. Landlord and Tenant desire to amend the Lease as set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, which are incorporated herein by this reference, the mutual promises and conditions contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.
Commencement Date: Rent Commencement Date: Opex Commencement Date. Landlord and Tenant hereby acknowledge and agree that, notwithstanding anything to the contrary contained in the Lease, (a) the “Commencement Date” occurred on October 28, 2021, (b) the “Rent Commencement Date” occurred on October 12, 2022, (c) notwithstanding that the Rent Commencement Date occurred on October 12, 2022, because of certain Base Rent abatement to which Tenant was entitled under the Lease, Tenant was not required to commence paying Base Rent under the Lease until December 20, 2022, (d) the “OPEX Commencement Date” occurred on October 28, 2022, and (e) the expiration date of the Lease is October 31, 2037.
2.
Defined Terms. Landlord and Tenant hereby agree that, commencing on October 12, 2022, the defined terms “Premises,” “Rentable Area of Premises and Building,” “Rentable Area of Project” and “Building's Share of Operating Expenses of Building” on page 1 of the Lease are hereby deleted and replaced with the following:

“Premises: The entire Building, containing approximately 100,000 rentable square feet, as shown on Exhibit A.”

“Rentable Area of Premises and Building: 100,000 sq. ft.”

“Rentable Area of Project: 348,890 sq. ft.”

“Building's Share of Operating Expenses of Project: 28.66%”

3.
Potential Building Expansion. Landlord and Tenant acknowledge and agree that Section 43(v) of the Lease is hereby deleted in its entirety and is of no further force or effect.

4.
Reconciliation of Tl Costs and Total Proiect Costs. Landlord and Tenant acknowledge and agree that (a) as of the date of this Second Amendment, Landlord is in the process of conducting

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reconciliations of Tl Costs and Total Project Costs in order to achieve Project Close-Out, (b) Tenant shall deliver funds to Landlord in an amount equal to all Tl Costs and costs of Minor

Variations in excess of the Tl Allowance remaining unpaid by Tenant within 30 days after Landlord's delivery to Tenant of an invoice therefor, and (c) the Actual Initial Base Rent remains subject to determination pursuant to Section 4(a) of the Lease.

5.
OFAC. Tenant and Landlord are currently (a) in compliance with and shall at all times during the Term of the Lease remain in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of Treasury and any statute, executive order, or regulation relating thereto (collectively, the “OFAC Rules”), (b) not listed on, and shall not during the term of the Lease be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.
6.
Miscellaneous.
a.
This Second Amendment is the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous oral and written agreements and discussions. This Second Amendment may be amended only by an agreement in writing, signed by the parties hereto.
b.
This Second Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective agents and assigns.
c.
This Second Amendment may be executed in 2 or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature process complying with the U.S. federal ESIGN Act of 2000) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Electronic signatures shall be deemed original signatures for purposes of this Second Amendment and all matters related thereto, with such electronic signatures having the same legal effect as original signatures.
d.
Landlord and Tenant each represents and warrants that it has not dealt with any broker, agent or other person (collectively, “Broker”) in connection with the transaction reflected in this Second Amendment and that no Broker brought about this transaction. Landlord and Tenant each hereby agree to indemnify and hold the other harmless from and against any claims by any Broker claiming a commission or other form of compensation by virtue of having dealt with Tenant or Landlord, as applicable, with regard to this Second Amendment.
e.
Except as amended and/or modified by this Second Amendment, the Lease is hereby ratified and confirmed and all other terms of the Lease shall remain in full force and effect, unaltered and unchanged by this Second Amendment. In the event of any conflict between the provisions of this Second Amendment and the provisions of the Lease, the provisions of this Second Amendment shall prevail. Whether or not specifically amended by this Second Amendment, all of the terms and provisions of the Lease are hereby amended to the extent necessary to give effect to the purpose and intent of this Second Amendment.

[Signatures are on the next page]

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written

TENANT:

BEAM THERAPEUTICS INC.,

a Delaware corporation

By: /s/ John Evans

John Evans

Its: CEO

☒ I hereby certify that the signature, name, and title above are my signature, name and title.

LANDLORD:

ARE-NC REGION NO. 14, LLC,

a Delaware limited liability company

By: ALEXANDRIA REAL ESTATE EQUITIES, L.P.,

a Delaware limited partnership, managing member

By: ARE-QRS CORP.,

a Maryland corporation,

general partner

By: /s/ Mark Hikin

Mark Hikin

Its: VP Real Estate Legal Affairs